EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Files No. 33-83112 and 33-07567) of Independent Bankshares, Inc., of our report dated January 28, 2000, except as to the information presented in Note 21, for which the date is March 1, 2000, relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

/s/ Pricewaterhouse Coopers, L.L.P.

Fort Worth, Texas
March 29, 2000